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Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-16559 and 333-67491 on Form S-8 and Registration Statement No. 333-39101 on Form S-3 of our report dated January 28, 2000, appearing in this Annual Report on Form 10-K of Cymer, Inc., for the year ended December 31, 1999.





San Diego, California
March 27, 2000